Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-152720, 333-145489, 333-133702, and 333-160407) of Taleo Corporation of our report dated March 15, 2011 related to the consolidated financial statements of Cytiva Software Inc., for the years ended December 31, 2010 and 2009, appearing in the Form 8-K of Taleo Corporation dated June 15, 2011.

/S/ DMCL
DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada

June 15, 2011